Exhibit 10.1
MUTUAL TERMINATION AGREEMENT
THIS MUTUAL TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of February, 2006 (the “Effective Date”) by and among Transmeta Corporation, a Delaware corporation (“TMTA”), Culture.com Technology Limited, a Hong Kong corporation (“CCTL”) and Culturecom Holdings Limited, a Bermuda company (“CCHL”). TMTA, CCHL and CCTL are sometimes referred to herein, collectively, as the “Parties.”
Recitals
     WHEREAS, certain of the Parties entered into that certain Asset Purchase Agreement, dated as of May 26, 2005, as amended and that certain License Agreement, dated as of May 26, 2005;
     WHEREAS, certain of the Parties and Escrow Agent (as defined in the Asset Purchase Agreement) entered into that certain Escrow Agreement, dated as of May 26, 2005;
     WHEREAS, TMTA and CCHL entered into that certain Guarantee, dated as of May 26, 2005. The previously-referenced Asset Purchase Agreement, License Agreement, Escrow Agreement and Guarantee are sometimes referred to herein, collectively, as the “Transaction Agreements;” and
     WHEREAS, the Parties mutually wish to terminate the Transaction Agreements as set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows.
Agreement
     1. Termination. The Parties hereby mutually terminate each of the Transaction Agreements, in their entirety, effective as of the Effective Date. Accordingly, none of the Parties shall have any further obligations of any kind with respect to any of the Transaction Agreements. Without limiting the foregoing, and notwithstanding any provision in any of the Transaction Agreements to the contrary, none of the obligations of any of the Parties shall survive the termination of the Transaction Agreements including, without limitation, Section 8.4 and Article 10 of the Asset Purchase Agreement, Sections 7, 8, 9, 10, 11.4, 11.5 and 12 of the License Agreement, and any other provisions, obligations or rights that were otherwise expressly or impliedly intended to survive termination.
     2. Release of Escrow Fund. Promptly following the Effective Date, the Parties shall each use good faith efforts to terminate the Escrow Fund (as defined in the Asset Purchase Agreement) as soon as practicable, and arrange for the Escrow Agent (as defined in the Asset Purchase Agreement) to remit all funds in the Escrow Fund to CCTL except for One Hundred Eighty Six Thousand Dollars (US$186,000), which shall be remitted to and retained by TMTA without any obligation of TMTA with respect thereto. Without limiting the foregoing, each of the Parties shall deliver promptly such certificates as are required to terminate the Escrow Fund and distribute funds therein as set forth in this Section 2.
     3. Press Release. Each of the Parties shall be responsible for issuing its own press release.

     4. Return of Confidential Information. Promptly following the Effective Date, each of the Parties shall return any materials in its possession containing any confidential or proprietary information of any of the other Parties in accordance with this Agreement and the applicable provisions of the Transaction Agreements. In addition, each of the Parties shall delete any electronic copies of any materials containing any confidential or proprietary information of any of the other Parties. Notwithstanding anything else herein, legal counsel for each Party may retain one (1) archival copy of documents containing confidential or proprietary information of the other Parties, which documents shall not be used for any purpose other than in the event of any dispute regarding the Parties’ mutual termination of the Transaction Agreements. The Parties reaffirm that their past and continuing business discussions shall continue to be governed by the terms of that certain Nondisclosure Agreement dated as of March 23, 2005 (the “NDA”).
     5. Waiver of Claims. TMTA, on the one hand, and CCHL and CCTL, on the other hand, hereby release each other and waive any claims that such Party or Parties may have against the other and the released Party’s or Parties’ owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns, whether known or not known, in connection with, resulting from or arising out of the Transaction Agreements; provided, however, that nothing herein shall release any of the Parties from any of its obligations or liabilities under the NDA. By signing below, each of the Parties expressly waives any benefit of Section 1542 of the Civil Code of the State of California, which provides as follows (or the benefit of any similar law or rule that provides to the effect of the following):
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California without reference to the principles of conflict of laws of that or any other jurisdiction.
     7. Costs and Expenses. Each of the Parties shall bear its own costs and expenses in connection with the negotiation and drafting of this Agreement.
     8. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Signatures received by facsimile shall be deemed to be original signatures.
<signature page follows>

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

TMTA: TRANSMETA CORPORATION
By:	/s/ Arthur L. Swift 2/7/06
	Name:	Arthur L. Swift
Its: President and Chief Executive Officer

CCTL: CULTURE.COM TECHNOLOGY LIMITED
By:	/s/ Frank W.T. Cheung 2/7/06
	Name:	Frank W.T. Cheung
Its: Chairman and Chief Executive Officer

CCHL: CULTURECOM HOLDINGS LIMITED
By:	/s/ Frank W.T. Cheung 2/7/06
	Name:	Frank W.T. Cheung
Its: Chairman and Chief Executive Officer